Accountants' Consent



The Board of Directors
Synovus Financial Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy
Statement/Prospectus.



KPMG LLP
Atlanta, Georgia
November 16, 1999































                                  Exhibit 23.1